UNITED STATES
                                SECURITIES AND EXCHANGE COMMISSION
                                      Washington, D.C. 20549


                                             FORM 8-K


        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported):  March 11, 1997


                                INTERMAGNETICS GENERAL CORPORATION
                      (Exact name of registrant as specified in its charter)

                                Commission File Number     1-11344

New York                                                     14-1537454
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

450 Old Niskayuna Road
Latham, New York                                             12110
(Address of principal executive offices)                     (Zip Code)

      Registrant's telephone number, including area code (518) 782-1122
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Item 2.  Acquisition or Disposition of Assets.

        On March 11, 1997, Intermagnetics General Corporation ("Intermagnetics") acquired Medical Advances, Inc. ("MAI"), a Wisconsin corporation, pursuant to an Agreement and Plan of Reorganization and Merger, dated March 11, 1997 (the "Agreement"), among Intermagnetics, Intermagnetics Merger Sub, Inc., a wholly-owned subsidiary of Intermagnetics ("Merger Sub"), MAI, and the 19 stockholders of MAI named therein (the "Stockholders"). Pursuant to the Agreement, MAI was acquired by merger (the "Merger") of MAI into Merger Sub. In the Merger, all of the 92,342 shares of the outstanding common stock of MAI were exchanged for the Merger consideration, described below.

        The Merger consideration was arrived at by arm's length negotiation and consisted on an aggregate basis of approximately $4.5 million in cash, 652,168 shares of the common stock, par value $0.10 per share, of Intermagnetics (the "Intermagnetics Common Stock") and certain additional contingent rights ("Rights"), described below. The total value of the Merger consideration received by the Stockholders, exclusive of the Rights, was approximately $11.735 million. Each Stockholder received for each MAI share held by it approximately $48.73 in cash and approximately seven shares of Intermagnetics Common Stock.

        Pursuant to the Rights, the Stockholders are entitled to receive up to a maximum aggregate 97,826.09 additional shares (the "Adjustment Shares") of Intermagnetics Common Stock if the average closing price of the Intermagnetics Common Stock (the "Adjusted Closing Price"), as reported on the American Stock Exchange for the period beginning on the first trading day after the Company issues a release on its revenues and earnings for its 1997 fiscal year and ending ninety calendar days later, is less than $11.50. The Adjustment Shares shall be calculated as that number of shares equal to (a) $7,500,000 divided by the greater of (i) $10.00 per share or (ii) the Adjusted Closing Price, minus (b) $7,500,000 divided by $11.50 per share.

        All of the Stockholders voted in favor of the Merger by unanimous written consent on February 19, 1997 and are signatories to the Agreement.

        The cash portion of the consideration paid to the Stockholders was financed internally by Intermagnetics.

        As contemplated by the Agreement, the results of operations of MAI commencing January1, 1997 shall be for the benefit of Intermagnetics.

        Prior to the Merger, MAI was engaged in the business of manufacturing and distributing accessories used in Magnetic Resonance Imaging devices. All plant and equipment assets acquired in the Merger will continue to be used primarily as they were prior to the Merger. As contemplated by the Agreement, Richard J. Stevens, an officer, director and former Stockholder of MAI, has entered into an Employment Agreement with Intermagnetics, dated March 10, 1997, pursuant to which he has assumed the position of President/Chief Operating Officer of MAI.

Item 7.  Financial Statements and Exhibits.

        (a) Financial Statements of Businesses Acquired.

            The financial statements required by this item will be filed by amendment to this Form 8-K on or prior to May 25, 1997. Intermagnetics intends to request confidential treatment of certain portions of such financial statements in connection with such filing.

        (b) Pro Forma Financial Information.

            The pro forma financial information required by this item will be filed by amendment to this Form 8-K on or prior to May 25, 1997. Intermagnetics intends to request confidential treatment of certain portions of such pro forma financial information in connection with such filing.

        (c) Exhibits.

            The following Exhibits are filed herewith.

Exhibit No. Description

     2.1 Agreement and Plan of Reorganization and Merger, dated March 11, 1997, among Medical Advances, Inc., Intermagnetics General Corporation, Intermagnetics Merger Sub, Inc., and the
            Stockholders of Medical Advances, Inc. named therein.

    10.1 Employment Agreement between Richard J. Stevens and Intermagnetics General Corporation, dated March 10, 1997.
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                                            SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              INTERMAGNETICS GENERAL CORPORATION


Date:  March 25, 1997         By:  /s/ Carl H. Rosner
                                    Carl H. Rosner
                                    President
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                                           EXHIBIT INDEX


Exhibit No.            Description
                                                                         Page

 2.1 Agreement and Plan of Reorganization and Merger, dated March 11, 1997, among Medical Advances, Inc., Intermagnetics General Corporation, Intermagnetics Merger Sub, Inc., and the
        Stockholders of Medical Advances, Inc. named therein.

10.1 Employment Agreement between Richard J. Stevens and Intermagnetics General Corporation, dated March 10, 1997.